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                                                                    Exhibit 4(a)

                                    AMENDMENT dated as of July 19, 1996, to the
                           Credit Agreement dated as of March 1, 1995 (the "Agreement"), among CLEVELAND- CLIFFS INC, an Ohio corporation (the "Borrower"), the financial institutions party to such Agreement (the "Banks") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks (in such capacity, the "Agent").

                  The Borrower has requested that the Banks extend the maturity of the credit facility provided for in the Agreement, and the Banks are willing to extend their Commitments under the Agreement as provided herein. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto here agree as follows:

                  SECTION 1. DEFINITIONS. (a) Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement (the Agreement, as amended by and together with this Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Agreement").

                  (b) The definition of "Maturity Date" in Section 1.01 of the Agreement is hereby amended, as of the Effective Date (as defined in Section 3 herein), to read in its entirety as follows:

                  "'MATURITY DATE' shall mean March 1, 2001."

                  SECTION 2.  REPRESENTATIONS AND WARRANTIES.
(a) The Borrower hereby represents and warrants to each of the Banks, on and as of the date hereof, and then again represents and warrants to each of the Banks on and as of the Effective Date, that:

                           (i) This Amendment has been duly authorized, executed
                  and delivered by the Borrower, and each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.



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                         (ii)  The representations and warranties set forth in
                  Article III of the Amended Agreement are true and correct in all material respects with the same effect as if made on and as of the date hereof and on and as of the Effective Date, after giving effect to this Amendment.

                       (iii) No Event of Default or event which upon notice of
                  lapse of time or both would constitute an Event of Default has occurred and is continuing.

                  (b) If any representation or warranty made by the Borrower pursuant to the preceding paragraph (a) shall prove to have been incorrect in any material respect when made, then an Event of Default shall be deemed to have occurred under item (a) of Article VII of the Amended Agreement.

                  SECTION 3. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective only upon satisfaction in full, on or prior to July 19, 1996, of the following conditions precedent (such date, in the event that each of such conditions has been satisfied, being herein called the "Effective Date"):

                  (a) The Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrower, each of the Banks and the Agent.

                  (b) The Agent shall have received a certificate dated the Effective Date and signed by a Responsible Officer, confirming the representations and warranties set forth in paragraph (a) of Section 2 above.

                  (c) The Agent shall have received such evidence of the authority of the Borrower to execute, deliver and perform this Amendment as the Agent or its counsel shall reasonably have requested.

                  SECTION 4. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Counterparts of this



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Amendment may be delivered via telecopy transmission with the same effect as the delivery of a manually executed counterpart.

                  SECTION 6. EXPENSES. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

                  SECTION 7. AGREEMENT. Except as specifically amended or modified hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Amended Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                                   CLEVELAND-CLIFFS INC,

                                   by /s/ CYNTHIA B. BEZIK
                                     -------------------------
                                     Name: Cynthia B. Bezik
                                     Title: Vice President and
                                             Treasurer

                                   THE CHASE MANHATTAN BANK,
                                   individually and as agent,

                                   by /s/ James H. Ramage
                                     -------------------------
                                     Name: James H. Ramage
                                     Title: Vice President

                                   NBD BANK,

                                   by /s/ Winifred S. Pinet
                                     -------------------------
                                      First Vice President

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                                   NATIONAL CITY BANK

                                   by /s/ David R. Evans
                                     -------------------------

                                   PNC BANK, NATIONAL
                                   ASSOCIATION,

                                   by /s/ Mark Rutherford
                                     -------------------------

                                   THE HUNTINGTON NATIONAL BANK,

                                   by /s/ Timothy M. Ward
                                     -------------------------

                                   KEYBANK NATIONAL ASSOCIATION,

                                   by /s/ William J. Kysela
                                     -------------------------